CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust II of our reports dated September 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia Disciplined Core Fund’s, Columbia Disciplined Growth Fund’s, Columbia Disciplined Value Fund’s, Columbia Floating Rate Fund’s, Columbia Global Opportunities Fund’s, Columbia Government Money Market Fund’s, Columbia Income Opportunities Fund’s, Columbia Inflation Protected Securities Fund’s, Columbia Limited Duration Credit Fund’s, Columbia Minnesota Tax-Exempt Fund’s, and Columbia Strategic Municipal Income Fund’s Annual Report on Form N-CSR for the year ended July 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 27, 2017